As filed with the Securities and Exchange Commission on July 9, 2004
                                                     Registration No. 333-116747
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            Z-TEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    59-3501119
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

                            Z-Tel Technologies, Inc.
                  601 South Harbour Island Boulevard, Suite 220
                              Tampa, Florida 33602
                                 (813) 273-6261
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      -------------------------------------
                            Andrew L. Graham, Esquire
                                Corporate Counsel
                            Z-Tel Technologies, Inc.
                  601 South Harbour Island Boulevard, Suite 220
                              Tampa, Florida 33602
                                 (813) 273-6261
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      -------------------------------------
                                 with a copy to:
                             Martin A. Traber, Esq.
                               Foley & Lardner LLP
                         100 N. Tampa Street, Suite 2700
                              Tampa, Florida 33602
                                 (813) 229-2300
                               Fax: (813) 221-4210
                      -------------------------------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the selling shareholder.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

    Prospectus
    ----------


    Subject to Completion - Dated July 9, 2004




                                 585,723 Shares

                            Z-TEL TECHNOLOGIES, INC.

                                  Common Stock

                         -------------------------------

     This prospectus relates to the offering from time to time of up to 585,723 shares of common stock of Z-Tel Technologies, Inc. by the shareholder named in this prospectus or its transferees, pledgees, donees or successors. This share-holder acquired all of the shares directly from our company in a private placement that closed as of May 18, 2004 in settlement of litigation between the shareholder and our company. We will not receive any proceeds from the sale of these shares.

     We are registering these shares for resale, but the registration of these shares does not necessarily mean that the selling shareholder will sell any of these shares.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "ZTEL." On June 21, 2004, the last reported sale price of our common stock was $1.27 per share.

                      -------------------------------------

     Investing in our common stock involves risks. See "Risk Factors" beginning on page 3 for a discussion of these risks.

                      -------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the sale of the common stock or determined that the information in this prospectus is accurate and complete. It is illegal for any person to tell you otherwise.

                      -------------------------------------


                 The date of this prospectus is July 9, 2004.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

                                TABLE OF CONTENTS

The Company...................................................................1

Forward-Looking Statements....................................................2

Risk Factors..................................................................3

Use of Proceeds..............................................................10

Selling Shareholder .........................................................11

Plan of Distribution.........................................................11

Legal Matters................................................................14

Experts......................................................................14

Where You Can Find More Information..........................................15

Incorporation of Certain Documents By Reference..............................15


                              ABOUT THIS PROSPECTUS

     This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. The selling shareholder named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading "Incorporation of Certain Documents By Reference."

     You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus. The common stock is not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the prospectus or prospectus supplement, as applicable.

                                   THE COMPANY

     Z-Tel Technologies, Inc. is a communications service provider. We provide innovative and cost effective telecommunications services to consumers, business and other communications companies by integrating our own enhanced communications systems and advanced operational support systems with access to communication networks. Our systems have the capability to integrate with wireline, wireless, cable, Internet and other communications transport networks. Our current generation of services relies primarily on access to local and long distance telephone networks. A recent court ruling has created legal uncertainty regarding our access to local telephone networks. See the section of this prospectus entitled "Risks Relating to Our Financial Condition and Our Business." We recently launched a new generation of services using voice over Internet protocol ("VoIP").

     We provide services on both a retail and wholesale basis. Our principal retail services are Z-LineHOME(R), Z-LineBUSINESS(R) and Touch 1 Long Distance. Z-LineHOME and Z-LineBUSINESS are residential and business versions, respectively, of our flagship offering, the Z-Line(R). The Z-Line is local telephone service, typically bundled with long distance and enhanced features, including a suite of our proprietary Internet-accessible and voice-activated functions. The enhanced features include voicemail, "Find Me" call forwarding and our recently introduced Personal Voice Assistant(TM), or "PVA," which utilizes voice-recognition technology so that users can access secure, online address books from any phone using simple voice commands in order to send voice emails, find contact information and dial numbers, among other things. Touch 1 long distance is a residential long distance telephone service.

     As of June 21, 2004, we had approximately 176,000 Z-LineHOME(R) lines and 43,000 Z-LineBUSINESS(R) lines in service and approximately 54,000 Touch 1 Long Distance lines. We gained nearly all of the Touch 1 Long Distance lines with our acquisition of Touch 1 Communications, Inc. in April 2000.

     In May 2004, we launched VoIP-based services under the brand name Trinsic(TM) in Tampa, Florida and Atlanta, Georgia. We plan to focus initially on the small-to-medium business market and multiple dwelling units such as condominiums, apartment buildings and hotels and to later rollout VoIP services to other selected geographic areas. We currently have approximately 15 active VoIP customers, with another 25 subscribers whose service is not yet active. At the wholesale level, we provide telephone services, enhanced communications services and operational support services to other telephone companies for their use in providing telephone services and enhanced communications services to their own end user customers. Our principal wholesale customer is Sprint Communications Company ("Sprint"), which became a wholesale customer in February 2003. An agreement for wholesale services with MCIWORLDCOM ("MCI") was terminated in October 2003. As of June 21, 2004, we had approximately 352,000 end user lines under management in connection with our wholesale relationships.

     We have invested heavily in our enhanced communications platform and our operational support systems. Our enhanced communications platform enables us to offer distinctive Web integrated and voice activated features, including PVA. Our advanced operational support systems are functionally integrated to support the entire customer life cycle including price quotation, order entry and processing, ILEC interaction, customer care, billing and subscriber management. We believe our operational systems are scalable, both vertically and horizontally, and give us reliable, flexible, low-cost operational capabilities.

     Our current generation of local telephone services, which produces approximately 95% of our revenue, relies on access to local telephone networks. Our access to these networks is based upon the Telecommunications Act of 1996 (the "Telecommunications Act") which imposes a variety of duties upon the traditional local telephone companies ("incumbent local exchange carriers" or "ILECs"), including the duty to provide competitive local exchange companies ("CLECs"), like us, with access to the individual components of their networks. The Federal Communications Commission ("FCC") has issued various rules regarding access to these components, including access to transport and switching. A recent court ruling, however, has created considerable legal uncertainty regarding this access. In United States Telecom Ass'n v. FCC, Nos. 00-1012, 00-1015, 03-1310 et al. (D.C. Cir. March 2, 2004) ("USTA II"), the D.C. Circuit
Court ordered that the FCC's unbundled transport and switching rules be vacated after sixty days or upon denial of a petition for rehearing, whichever occurs later. At the request of the U.S. Solicitor General the Court extended this period until June 15, 2004. Both the U.S. Solicitor General and the FCC have declined to appeal the case. U.S. Supreme Court Chief Justice William Rehnquist on June 14, 2004 refused to issue a stay of the decision. Although we and others will appeal the D.C. Circuit Court ruling (we believe there are substantial arguments in favor of such an appeal) and the FCC has indicated that it will expedite new rules, the uncertainty this ruling has created could have material, adverse effects upon us and our operations, including, among other matters, our ability to obtain financing, our relationships with major customers and prospective customers, our relationships with major marketing partners and prospective marketing partners, the pricing, credit and other terms we receive from the ILECs, long distance companies and other vendors and an increase in legal expenditures. See the sections of this prospectus entitled and "Risks Relating to Our Financial Condition and Our Business." Our launch of a new generation of VoIP services could, over time, mitigate our reliance on access to ILEC networks, particularly ILEC-provided switching; however, rollout of those services does require access to other ILEC network elements, such as transport, that are also affected by the USTA II decision. We plan to transition to VoIP as rapidly as financial and other resources permit.

     Our principal executive offices are located at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida, 33602, and our telephone number at that address is (813) 273-6261. Our website address is www.ztel.com. Information on our website does not constitute part of this prospectus.

                      -------------------------------------


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, about our plans, beliefs, goals, intentions, objectives, projections, expectations, assumptions, strategies, and future events are forward-looking statements.

     Words such as "may," "will," "believe," "plan," "should," "could," "seek," "expect," "anticipate," "intend," "estimate," "goal," "objective" and similar words, or discussions of our strategy or other intentions identify forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. We do not intend to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

     Important factors that could cause a material difference in the actual results from those contemplated in such forward-looking statements include among others those under "Risk Factors" and elsewhere in this prospectus and the following:

     o our reliance on ILEC local networks;

     o the outcome of legal and regulatory proceedings;

     o our ability to market our services successfully to new subscribers;

     o our ability to retain a high percentage of our customers;

     o the possibility of unforeseen capital expenditures and other upfront investments required to deploy new technologies or to effect new business initiatives, including our VoIP initiative;

     o our ability to access markets and finance network developments and operations;

     o our expansion, including consumer acceptance of new price plans and bundled offerings;

     o additions or departures of key personnel;

     o competition, including the introduction of new products or services by our competitors;

     o existing and future laws or regulations affecting our business and our ability to comply with these laws or regulations;

     o our reliance on the Regional Bell operating company's systems and provisioning processes;

     o technological innovations;

     o general economic and business conditions, both nationally and in the regions in which we operate; and

     o other factors described in this document, including those described in more detail below.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.


                                  RISK FACTORS

     You should carefully read the following factors and other information contained or incorporated by reference in this prospectus before investing in our common stock. Any of these risks could have a material adverse effect on our business, financial condition, results of operations and prospects, which could in turn have a material adverse effect on the price of our common stock. In this case, you may lose all or part of your investment.

Risks Related to Our Financial Condition and Our Business

Our business depends on the availability and favorable pricing of unbundled network components.

     Our business strategy depends on a continued availability of ILEC unbundled network components and on states maintaining and adopting favorable pricing rules for ILEC unbundled network components. Approximately 95% of our revenues are derived from the use of ILEC networks. The FCC has issued rules regarding access to key components of the ILEC networks, including transport and switching. A recent court ruling, however, has created considerable legal uncertainty regarding this access. In United States Telecom Ass'n v. FCC, Nos. 00-1012, 00-1015, 03-1310 et al. (D.C. Cir. March 2, 2004) ("USTA II"), the D.C.
Circuit Court ordered that the FCC's unbundled transport and switching rules be vacated after sixty days or upon denial of a petition for rehearing, whichever occurs later. Both the U.S. Solicitor General and the FCC have declined to appeal the case, and U.S. Supreme Court Justice William Rehnquist on June 14, 2004 refused to issue a stay of the decision. This ruling and the uncertainty it has created could have material, adverse effects upon us and our operations. Certain potential adverse effects from this ruling and the uncertainty it has created are set forth below. This list is not exhaustive as a listing of all the potential adverse effects would be impossible.

    o ILECs, after some period of time, could deny us access to their networks in violation of interconnection agreements and essentially destroy our ability to provide our services.

    o ILECs could refuse new service orders, including repair and change orders. We would not be able to add new customers. Our business would diminish because of normal customer churn, that is, the normal loss of existing customers over time.

    o Our customer churn could increase as our customers return to ILEC services in response to the uncertainty.

    o ILECs could significantly raise the prices they charge for access to their networks. We would be forced to raise our rates to non-competitive levels.

    o Vendors, including long distance companies, could alter the terms under which they do business with us, such as credit terms, thereby increasing our costs and diminishing our cash flow and liquidity.

    o We may be unable to obtain new financing at acceptable rates. We have already encountered difficulty in attempting to obtain financing from one particular lender.

    o We may lose prospective customers that otherwise would have become our customers. We believe we have already lost at least one large prospective customer (over 5,000 lines) because of the uncertainty.

    o Our wholesale customers may decline to expend marketing resources to increase their customer bases.

    o We could lose major marketing partners and potential marketing partners as they decline to expend resources in marketing our services.

    o We could lose key personnel, as they seek security in offers from other prospective employers.

    o The cost of litigation and of participation in administrative proceedings relating to interconnection agreements and new regulations could be excessively burdensome.


The availability of favorable pricing rules for unbundled network components is another key element of our business strategy.

     The public utilities commissions of certain states have adopted pricing rules for unbundled network components. In general, ILECs are required to provide us with access to their networks at forward-looking, long-run incremental cost-based prices. However, we cannot be certain that unbundled network components will continue to be available at favorable prices in those states or that other states will ever adopt favorable pricing, particularly in light of the recent D.C. Circuit Court ruling referred to above.


Because we are in an emerging industry sector, we could encounter unforeseen issues that may adversely affect our operations.

     VoIP is a new, emerging sector of the telecommunications industry. Our experience, as well as the experience of others, in this sector is limited. As a result we will likely encounter numerous unforeseen difficulties and challenges.


We face uncertainties relating to our wholesale initiative because it is still developing.

     Our wholesale initiative is still developing. We believe we are the first competitive local exchange carrier to offer wholesale local exchange services. We undoubtedly will encounter unforeseen delays, capital expenditures and upfront costs, regulatory and legal issues (which may include legal challenges to our wholesale strategy by incumbent local exchange carriers), technical difficulties and other challenges. There can be no assurance that we will overcome these challenges successfully or without expenditure of substantial resources. Moreover, since we must pay the incumbent local exchange carrier fees relating to local telephone usage by both our retail and wholesale customers, we will be highly dependent upon our wholesale customers. Their failure to pay fees to us may make it difficult or impossible for us to pay fees to the incumbent local exchange carriers upon which we rely.


We may face difficulties managing our anticipated rapid expansion.

     We are attempting to grow our business rapidly in terms of the number of services we offer, the number of customers we serve and the regions we serve. In particular we are expending substantial sums to roll out our VoIP initiative and to handle expected increased sales resulting from a new marketing relationship with AOL. There can be no assurance that our rollout of VoIP services will be successful. There can be no assurance that our AOL marketing initiative will proceed as expected or that it will be successful, particularly in light of the legal and regulatory uncertainties described elsewhere in this report. Furthermore, there is no assurance that we will successfully manage our efforts to:

     o expand, train, manage and retain our employee base;

     o expand and improve our customer service and support systems and improve the performance of billing systems;

     o introduce and market new products and services and new pricing plans in addition to Z-LineHOME and our other service offerings;

     o enhance and upgrade the features of our software;

     o capitalize on new opportunities in the competitive marketplace; or

     o control our expenses.

     The strains posed by these demands are magnified by the emerging nature of our operations. If we cannot manage our growth effectively, our results of operations could be adversely affected.


We may not be able to efficiently expand our network infrastructure.

     We must continue to develop, expand and adapt our network infrastructure as the number of our users and the amount of information they wish to access and transfer increases and as our customers' demands change. We cannot be sure that we will be able to develop, expand or adapt the network infrastructure to meet additional demand or our customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. If we fail to expand our network infrastructure on a timely basis or adapt it to either changing customer requirements or evolving industry standards, these failures could cause our business to perform poorly.


Our business is dependent upon our ability to resell long distance services.

     We offer long distance telephone services as part of our service packages. We currently have agreements with various long distance carriers to provide transmission and termination services for all of our long distance traffic. Recently, several long distance carriers have encountered financial difficulties, including both carriers utilized by us. Financial difficulties encountered by any of our carriers could cause disruption of service to our customers and could diminish the value of any receivables or credits that may be due to us from such carriers. Our agreements with long distance carriers generally provide for the resale of long distance services on a per-minute basis and contain minimum volume commitments. In cases in which we have agreed to minimum volume commitments and fail to meet them, we will be obligated to pay underutilization charges. In some instances, if we incur underutilization charges, our basic rate will increase, which could further adversely affect our operating results. We recently settled a dispute by agreeing to a higher rate.


Software failures and errors may have a material adverse impact on our business.

     The software that we use and the software that we have developed internally and are continuing to develop may contain undetected errors. Although we have extensively tested our software, errors may be discovered in the software during the course of its use. Any errors may result in partial or total failure of our network, loss or diminution in service delivery performance, additional and unexpected expenses to fund further product development or to add programming personnel to complete or correct development, and loss of revenue because of the inability of customers to use our products or services, which could adversely affect our business condition.


Our inability to protect our proprietary technology could adversely affect our revenues.

     We currently rely on a combination of copyright, trademark and trade secret laws and contractual confidentiality provisions to protect the proprietary information that we have developed. Our ability to protect our proprietary technology is limited, and we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. Also, we cannot be certain that the intellectual property that incumbent local exchange carriers or others claim to hold and that may be necessary for us to provide our services will be available on commercially reasonable terms. If we were found to be infringing upon the intellectual property rights of others, we might be required to enter into royalty or licensing agreements, which may be costly or not available on commercially reasonable terms. If successful, a claim of infringement against us and our inability to license the infringed or similar technology on terms acceptable to us could adversely affect our business.


We depend on certain information systems, which if failed, may have a material adverse affect on our business.

     Our billing, customer service and management information systems are newly developed and we may face unexpected system difficulties, which would adversely affect our service levels and, consequently, our business. Sophisticated information and processing systems are vital to our ability to monitor costs, render monthly invoices for services, process customer orders and achieve operating efficiencies. We rely on internal systems and third party vendors, some of which have a limited operating history, to provide our information and processing systems. If our systems fail to perform in a timely and effective manner and at acceptable costs, or if we fail to adequately identify all of our information and processing needs or if our related processing or information systems fail, these failures could have a material adverse effect on our business.

     In addition, our right to use third party systems is dependent upon license agreements. Some of these agreements are cancelable by the vendor, and the cancellation or nonrenewal of these agreements could seriously impair our ability to process orders or bill our customers. As we continue to provide local telephone service, the need for sophisticated billing and information systems will also increase significantly and we will have significant additional requirements for data interface with incumbent local exchange carriers and others. We cannot be certain that we will be able to meet these additional requirements.

Our business could be adversely affected in the event of a network failure.

     The successful operation of our network will depend on a continuous supply of electricity at multiple points. Although the system that carries signals has been designed to operate under extreme weather conditions (including heavy rain, wind and snow), like all other telecommunications systems, our network could be adversely affected by such conditions. Our network, however, is equipped with a back-up power supply and our existing network operations center is equipped with both a battery backup and an on-site emergency generator. Certain of our back-up systems have failed in the past. We are working to correct those failures. However, a power failure could negatively impact our operations and damage our systems.

     Our network also may be subject to physical damage, sabotage, tampering or other breaches of security (by computer virus, break-ins or otherwise) that could impair its functionality. In addition, our network is subject to unknown capacity limitations that may cause interruptions in service or reduced capacity for our customers. Any interruptions in service resulting from physical damage or capacity limitations could cause our systems to fail.


We depend on local exchange carriers as a key component  for our business.

     We rely on incumbent local exchange carriers to supply key unbundled components of their network infrastructure to us on a timely and accurate basis, and in the quantities and quality demanded by us. We may from time to time experience delays or other problems in receiving unbundled services or facilities which we request, and there can be no assurance that we will be able to obtain such unbundled elements on the scale and within the time frames required by us. Any failure to obtain these components, services or additional capacity on a timely and accurate basis could adversely affect us.


We will almost certainly need to raise additional capital.

     We will almost certainly need to raise additional capital from debt or equity sources in order to finance our operations and our VoIP rollout. If we cannot obtain financing on acceptable terms or at all, we may be required to modify, delay or abandon our current business plan, which is likely to materially and adversely affect our business and, as a result, the value of our common stock. On April 22, 2004, we obtained a $25 million credit facility pursuant to a Loan and Security Agreement with Textron Financial Corporation. The facility has a three-year term. It replaced our previous accounts receivable facility with RFC Corporation.


We depend on third party vendors to supply our telecommunications equipment, and any interruption in such supply could adversely affect our business.

     We currently purchase the majority of our telecommunications equipment as needed from third party vendors, including Lucent Technologies, Inc., Sonus Networks, Inc., Dialogic Communications Corporation, Hewlett-Packard Company, Compaq Computer Corporation, Sun Microsystems, Inc., EMC Corporation, and Cisco Systems, Inc. In addition, we currently license our software from third party vendors, including Oracle Corporation, INPRISE Corporation, Mercator Software, Inc., Microsoft Corporation, Nuance Communications, Inc., SpeechWorks International, Inc., Telution, Inc., AMS, Inc., Netscape Communications, Inc. and Accenture. We typically do not enter into any long-term agreements with our telecommunications equipment or software suppliers. Any reduction or interruption in supply from our equipment suppliers or failure to obtain suitable software licensing terms could have a disruptive effect on our business and could adversely affect our results of operations.


Our business is dependent on our management and key personnel.

     We depend on a limited number of key personnel who would be difficult to replace. If we lose the services of some of our key personnel, our business could suffer. We currently maintain a $5,000,000 key man life insurance policy on the life of Mr. D. Gregory Smith, our president, chief executive officer and chairman of the board. We also depend on a limited number of key management, sales, marketing and product development personnel to manage and operate our business. In particular, we believe that our success depends to a significant degree upon our ability to attract and retain highly skilled personnel, including our engineering and technical staff. If we are unable to attract and retain our key employees, the value of our common stock could suffer.


We are subject to government regulation and legal uncertainties that could adversely affect our business.

     We are subject to varying degrees of federal, state, and local regulation. We must also comply with various state and federal obligations that are subject to change, such as the duty to contribute to universal service subsidies, the impact of which we cannot assess on a going-forward basis as the rates change periodically. Our failure to comply with regulatory requirements may result in fines or other penalties being imposed on us, including loss of certification to provide services.

     Decisions of the FCC and state regulatory commissions providing incumbent local exchange carriers with increased flexibility in how they price their services and with other regulatory relief, could have a material adverse effect on our business and that of other competitive local exchange carriers. Future regulatory provisions may be less favorable to competitive local exchange carriers and more favorable to their competitors. If incumbent local exchange carriers are allowed by regulators to engage in substantial volume and term discount pricing practices for their end-user customers, or charge competitive local exchange carriers higher fees for interconnection to the incumbent local exchange carriers' networks, our business, operating results and financial condition could be materially, adversely affected. Incumbent local exchange carriers may also seek to delay competitors through legal or regulatory challenges, or by recalcitrant responses to requirements that they open their markets through interconnection and unbundling of network elements. Our legal and administrative expenses may be increased because of our having to actively participate in rate cases filed by incumbent local exchange carriers, in which they seek to increase the rates they can charge for the unbundled network element platform components. Our profitability may be adversely affected if those carriers prevail in those cases. Pending court cases, in which certain provisions of the Telecommunications Act of 1996 will be conclusively interpreted, may result in an increase in our cost of obtaining unbundled network elements.

     We are also subject to federal and state laws and regulations prohibiting "slamming," which occurs when specific procedures are not followed when a customer changes telecommunications services. Although we attempt to diligently comply with all such laws and regulations and have procedures in place to prevent "slamming," if violations of such laws and regulations occur, we could become subject to significant fines and penalties, legal fees and costs, and our business reputation could be harmed.


Our inability to successfully compete within our industry could adversely affect our business.

     The telecommunications and information services markets are intensely competitive and rapidly evolving. We expect competition to increase in the future. Many of our potential competitors have longer operating histories, greater name recognition, larger customer bases and substantially greater financial, personnel, marketing, engineering, technical and other resources than us. We believe the principal competitive factors affecting our business operations will be price, the desirability of our service offering, quality and reliability of our services, innovation and customer service. Our ability to compete effectively will depend upon our ability to maintain high quality, market-driven services at prices generally equal to or below those charged by our competitors. Competitor actions and responses to our actions could, therefore, materially and adversely affect our business, financial condition and results of operations.

     We face competition from a variety of participants in the telecommunications market. The largest competitor for local service in each market in which we compete is the incumbent local exchange carrier serving that market. Incumbent local exchange carriers have established networks, long-standing relationships with their customers, strong political and regulatory influence, and the benefit of state and federal regulations that favor incumbent local exchange carriers. In the local exchange market, the incumbent local exchange carriers continue to hold near-monopoly positions. The long distance telecommunications market in which we compete has numerous entities competing for the same customers and a high average churn rate as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives.

     Prices in the long distance market have declined significantly in recent years and are expected to continue to decline. We will face competition from large interexchange carriers. Other competitors are likely to include incumbent local exchange carriers providing out-of-region (and, with the removal of regulatory barriers, in-region) long distance services, other incumbent local exchange carriers, other competitive local exchange carriers, cable television companies, electric utilities, wireless telephone system operators, microwave and satellite carriers and private networks owned by large end users.

     The Telecommunications Act of 1996 facilitates such entry by requiring incumbent local exchange carriers to allow competing providers to acquire local services at wholesale prices for resale and to purchase unbundled network elements at cost-based prices. A continuing trend toward combinations and strategic alliances in the telecommunications industry, including potential consolidation among incumbent local exchange carriers or competitive local exchange carriers, or transactions between telephone companies and cable companies outside of the telephone company's service area, or between interexchange carriers and competitive local exchange carriers, could give rise to significant new competitors.

     The enhanced and information services markets are also highly competitive and we expect that competition will continue to intensify. Our competitors in these markets will include information service providers, telecommunications companies, on-line service providers and Internet service providers.


We face risks associated with unauthorized transactions and the theft or abuse of our services.

     We may be the victim of fraud or theft or abuse of services. From time to time, callers have obtained our services without rendering payment by unlawfully using our access numbers and personal identification numbers. We attempt to manage these theft and fraud risks through our internal controls and our monitoring and blocking systems. If these efforts are not successful, the theft of our services may cause our revenue to decline significantly. To date, we have not encountered material fraud or theft of our service. From time to time, we encounter users that exploit provisions of our tariffs or terms of service for their own profit. As a regulated common carrier we are required to offer our services on a non-discriminatory manner. Such use of our services may not be fraudulent but is abusive. We manage the risks of abuse through our internal controls and our monitoring and blocking systems and by rapid reaction.

Risks Related to Our Common Stock

Future sales of our common stock could depress our stock price.

     We cannot predict the effect that future sales of our common stock will have on the market price of our common stock. As of June 21, 2004, we had 36,960,707 shares of common stock outstanding. Shares that we sold to the selling shareholder or other shares of our common stock that we issue in the future may become available for resale in the public market from time to time. Sales of substantial amounts of our common stock, or the perception that such sales may occur, could adversely affect the market price of our common stock or our ability to raise capital by offering equity securities.

We may experience volatility in our stock price that could affect your investment.

     The price of our common stock has been, and may continue to be, highly volatile in response to various factors, many of which are beyond our control, including:

o        developments in the industries in which we operate;

o actual or anticipated variations in quarterly or annual operating results;

o        speculation in the press or investment community; and

o announcements of technological innovations or new products by us or our competitors.

     Our common stock's market price may also be affected by our inability to meet analyst and investor expectations and failure to achieve projected financial results, including those set forth in this prospectus. Any failure to meet such expectations or projected financial results, even if minor, could cause the market price of our common stock to decline. Volatility in our stock price may result in your inability to sell your shares at or above the price at which you purchased them in this offering.

     In addition, stock markets have generally experienced a high level of price and volume volatility, and the market prices of equity securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. These broad market fluctuations may adversely affect our common stock's market price. In the past, securities class action lawsuits frequently have been instituted against such companies following periods of volatility in the market price of such companies' securities. If any such litigation is instigated against us, it could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, results of operations, and financial condition.


Our executive officers and directors control a significant percentage of our common stock and these shareholders may take actions that are adverse to your interests.

     Our executive officers and directors and entities affiliated with them, in the aggregate, beneficially own approximately 54% of our common stock, 29% of which is beneficially owned by our founder and Chief Executive Officer, D. Gregory Smith. As a result, these shareholders, acting together, can significantly influence all matters requiring shareholder approval, including the election and removal of directors and approval of significant corporate transactions such as mergers, consolidations, and sales of assets. They also could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring, or preventing a change in control or impeding a merger or consolidation, takeover, or other business combination, which could cause the market price of our common stock to fall or prevent you from receiving a premium in such a transaction.


Antitakeover provisions in our certificate of incorporation and bylaws and provisions of Delaware law could delay or prevent a change of control that you may favor.

     Certain provisions of our certificate of incorporation and bylaws may inhibit changes in control of us not approved by the board of directors. These provisions include: (i) a prohibition on stockholder action through written consents; (ii) a requirement that special meetings of stockholders be called only by the board of directors; (iii) advance notice requirements for stockholder proposals and nominations; (iv) limitations on the ability of stockholders to amend, alter or repeal the bylaws; and (v) the authority of the board of directors to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine. We will also be afforded the protections of Section 203 of the Delaware General Corporation Law, which could have similar effects.

     The provisions described above could delay or make more difficult transactions involving a change in control of us or our management.

                                 USE OF PROCEEDS

     The selling shareholder will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the common stock offered by the selling shareholder under this prospectus, but we have agreed to pay the expenses of preparing this prospectus and the related registration statement.



                              SELLING SHAREHOLDER

     We are registering all 585,723 shares covered by this prospectus on behalf of the selling shareholder named in the table below (including its donees, pledgees, transferees, or other successors-in-interest who receive any of the shares covered by this prospectus). We issued all of these shares of common stock to the selling shareholder in a private placement transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended, in settlement of litigation between the shareholder and our company. We are registering the shares to permit the selling shareholder to offer and sell these shares for resale from time to time. The selling shareholder may sell all, some, or none of the shares covered by this prospectus. All information with respect to beneficial ownership has been furnished to us by the selling shareholder. For more information, see "Plan of Distribution." The selling shareholder has not had any material relationship with us within the past three years other than as a result of the ownership of these shares.

     The table below identifies the selling shareholder and information regarding its ownership of our common stock:

                                             NUMBER OF
                                              SHARES               NUMBER OF
          SELLING                           OWNED PRIOR           SHARES BEING              SHARES OWNED AFTER
        SHAREHOLDER                          TO THIS                 OFFERED                     OFFERING (1)
        ------------                         OFFERING                HEREBY                      --------
                                             --------                ------             NUMBER             PERCENTAGE
The Metropolitan Government of                                                          ------             ----------
Nashville and Davidson County,
Tennessee                                     585,723                585,723               0                   0


---------------------------
* Less than 1.0%.

(1) Assumes that the shareholder disposes of all the shares of common stock covered by this prospectus and does not acquire or dispose of any additional shares of common stock. The selling shareholder is not representing, however, that any of the shares covered by this prospectus will be offered for sale, and the selling shareholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares.



                              PLAN OF DISTRIBUTION

         The selling shareholder may resell or redistribute the shares being offered by this prospectus from time to time in one or more transactions on the Nasdaq SmallCap Market or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of the named selling shareholder (including, but not limited to, persons who receive shares from the named selling shareholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling shareholder" in this prospectus. If necessary, we would file a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholder to include the pledge, donee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders may sell the shares by one or more of the following methods, without limitation:

                o block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                o purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

                o an exchange distribution or secondary distribution in accordance with the rules of any stock exchange or market on which the shares are listed;

                o ordinary brokerage transactions and transactions in which the broker solicits purchases;

                o an offering at other than a fixed price on or through the facilities of any stock exchange or market on which the shares are listed or to or through a market maker other than on that stock exchange or market;

                o privately negotiated transactions, directly or through agents;

                o       short sales of shares and sales to cover short sales;

                o through the writing of options on the shares, whether the options are listed on an options exchange or otherwise;

                o through the distribution of the shares by the selling shareholder to its partners, members or shareholders;

                o       one or more underwritten offerings;

                o agreements between a broker or dealer and the selling shareholder to sell a specified number of the securities at a stipulated price per share; and

                o any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

         The selling shareholder may also transfer the securities by gift. We do not know of any current arrangements by the selling shareholder for the sale or distribution of any of the securities. The selling shareholder has advised us that they have acquired their shares in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling shareholder. If we are notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

         The selling shareholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers, or underwriters may act as principals, or as an agent of the selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for the selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire the shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholder may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

         From time to time, the selling shareholder may pledge, hypothecate, or grant a security interest in some or all of the shares owned by it. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be the selling shareholder. If necessary, we would file an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, secured party or person to whom the shares have been hypothecated as selling shareholder under this prospectus. The number of the selling shareholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling shareholder's shares will otherwise remain unchanged. In addition, the selling shareholder may, from time to time, sell the shares short, and in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

         The selling shareholder and any underwriters, brokers, dealers, or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions, or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

         The selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered under this prospectus to the broker-dealers, who may then resell or otherwise transfer those shares. The selling shareholder may also loan or pledge the shares offered under this prospectus to a broker-dealer and the broker-dealer may sell the shares offered under this prospectus so loaned or upon a default may sell or otherwise transfer the pledged shares offered under this prospectus.

         The selling shareholder and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling shareholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution.

These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution. The selling shareholder may agree to indemnify any brokers, dealers, or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.

         The shares offered under this prospectus were originally issued to the selling shareholder pursuant to an exemption from the registration requirements of the Securities Act in settlement of litigation between the selling shareholder and our company. We have agreed to pay all expenses in connection with this offering, but not including legal fees of counsel to the selling shareholder or expenses or fees of the selling shareholder.

         We will not receive any proceeds from sales of any shares by the selling shareholder.

         We cannot assure you that the selling shareholder will sell all or any portion of the shares offered under this prospectus.

         We will supply the selling shareholder and any stock exchange upon which the shares are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by the selling shareholder, we will file a prospectus supplement setting forth:

                o       the aggregate number of shares to be sold;

                o       the purchase price;

                o       the public offering price;

                o if applicable, the names of any underwriter, agent or broker-dealer; and

                o any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

         If the selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution, or secondary distribution or a purchase by a broker or dealer, then we will file a prospectus supplement that includes any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus will be passed on for us by Foley & Lardner LLP, Tampa, Florida.

                                     EXPERTS

         The consolidated financial statements of Z-Tel Technologies, Inc. appearing in Z-Tel Technologies, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available on the Securities and Exchange Commission's web site. The address of this site is http://www.sec.gov.

         We have filed with the Securities and Exchange Commission a registration statement (which term includes all amendments, exhibits, and schedules thereto) on Form S-3 under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Securities and Exchange Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate. The registration statement may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and is available to you on the Securities and Exchange Commission's web site.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference into this prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

         - our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         -  our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2004;


         - our Current Reports on Form 8-K as filed with the SEC on January 14, 2004, February 20, 2004, February 24, 2004, May 13, 2004, June 14,
           2004, and July 2, 2004; and


         - the description of our common stock contained in our Registration Statement on Form 8-A filed on December 10, 1999, which in turn incorporated by reference the description of our common stock contained in our Form S-1 filed on October 14, 1999 and amended on November 22, 1999, and December 10, 1999, and any amendments or reports filed for the purpose of updating such description; and

         All documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

         You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

                            Z-Tel Technologies, Inc.
                    601 South Harbour Island Blvd., Suite 220
                              Tampa, Florida 33602
                                 (813) 273-6261
                      Attention: Andrew L. Graham, Esquire

================================================================================

                                 585,723 SHARES

                            Z-TEL TECHNOLOGIES, INC.

                                  COMMON STOCK


                                 July 9, 2004



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.


         Securities and Exchange Commission filing fee...........$     96
         Accounting fees and expenses............................$ 15,000
         Legal fees and expenses.................................$ 20,000
         Miscellaneous...........................................$  3,000
                                                                  -------
              Total expenses.....................................$ 38,096

     All of the above fees and expenses will be paid by the Registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15. Indemnification of Directors and Officers.

     Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and require us to advance litigation expenses upon our receipt of an undertaking by a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in our bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

     We also have insurance on our directors and officers, which covers liabilities under the federal securities laws.

     The Company has entered into indemnification agreements with each of its directors and executive officers. In general, the indemnification agreements provide that the Company shall indemnify such officer or director from any and all expenses in any proceeding or threatened proceeding by reason of the fact that such officer or director is an officer or director of the Company or anything done or not done by such officer or director while serving as such. Amounts required to be paid by the Company include attorneys' fees, fines, judgments, interest and amounts paid in settlement. In addition, the agreements generally require the Company to advance expenses to the officer or director.

Item 16. Exhibits.

     The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that paragraphs (a)(1)(i) and
                     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 9th day of July, 2004.


                                        Z-TEL TECHNOLOGIES, INC.


                                        By:    /s/ D. Gregory Smith
                                            ------------------------------------
                                             D. Gregory Smith
                                             Chairman of the Board of Directors,
                                             President, Chief Executive Officer,
                                             and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints D. Gregory Smith and Horace J. Davis III and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Rule 462(b) Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Signature                                          Title                                   Date
                ---------                                          -----                                   ----


/s/ D. Gregory Smith                        Chairman of the Board of Directors, President,            July 9, 2004
---------------------------                 Chief Executive Officer, and Director
D. Gregory Smith                            (principal executive officer)

           *                                Senior Vice President, and Chief Financial Officer        July 9, 2004
---------------------------                 (principal financial and accounting officer)
Horace J. Davis III

           *                                Director                                                  July 9, 2004
---------------------------
Charles D. Hyman

           *                                Director                                                  July 9, 2004
---------------------------
Andrew C. Cowen

           *                                Director                                                  July 9, 2004
---------------------------
John K. Aurell

           *                                Director                                                  July 9, 2004
---------------------------
Richard F. LaRoche, Jr.

           *                                Director                                                  July 9, 2004
---------------------------
Lawrence C. Tucker


* By:  /s/ D. Gregory Smith
     --------------------------
      D. Gregory Smith
      Attorney-In-Fact

                                  EXHIBIT INDEX

  Exhibit
  -------
   Number                       Document Description
   ------                       --------------------

    (3.1) Amended and Restated Certificate of Incorporation, as amended (Filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q filed on August 13, 2001, and incorporated herein by reference).

    (3.2) Amended and Restated Bylaws, as amended (Filed as Exhibit 3.2 to Amendment No. 1 to Registrant's Registration Statement on Form S-1, No. 333-89063, filed on November 22, 1999 and incorporated herein by reference).


    (4) Registration Rights Agreement, dated May 18, 2004, by and among the company and the investors named on the signature pages thereto.*

    (5)        Opinion of Foley & Lardner LLP (including consent of counsel).*

   (10.1) Settlement Agreement and Release, dated May 18, 2004, by and among the company, The Metropolitan Government of Nashville and Davidson County, Tennessee, a Tennessee public corporation.*

   (10.2) Loan and Security Agreement, dated April 22, 2004, between Textron Financial Corporation and the Company.*


   (23.1) Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm.


   (23.2)      Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).*

   (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).*

*  Previously filed.


                                       E-1